     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 12, 1995

                                                       REGISTRATION NO. 33-51125
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                         U S WEST COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

               COLORADO                                      84-0273800
   (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                      Identification No.)

                             1801 CALIFORNIA STREET
                             DENVER, COLORADO 80202
                                 (303) 896-2355
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             STEPHEN E. BRILZ, ESQ.
                                 U S WEST, INC.
                             7800 EAST ORCHARD ROAD
                           ENGLEWOOD, COLORADO 80111
                                 (303) 793-6626
 (Name, address, including zip code and telephone number of agent for service)
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED JUNE 16, 1995

PROSPECTUS

                                  $500,000,000

                         U S WEST COMMUNICATIONS, INC.

                                DEBT SECURITIES

                              -------------------

    U S WEST Communications, Inc. (the "Company") from time to time may offer its notes, debentures or other debt securities (the "Debt Securities"), in one or more series, up to an aggregate principal amount of $500,000,000.

    When a particular series of Debt Securities is offered, a supplement to this Prospectus will be delivered (the "Prospectus Supplement") together with this Prospectus setting forth the terms of such Debt Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, rate (which may be fixed or variable) and time of payment of interest, any terms for redemption at the option of the Company, any terms for sinking fund payments, the initial public offering price, the names of, and the principal amounts to be purchased by, underwriters and the compensation of such underwriters, any listing of the Debt Securities on a securities exchange and the other terms in connection with the offering and sale of such Debt Securities.

    The Company may sell the Debt Securities to or through underwriters, and also may sell the Debt Securities directly to other purchasers or through agents or dealers. See "Plan of Distribution".

                              -------------------

  THESE SECURITIES HAVE  NOT BEEN  APPROVED OR DISAPPROVED  BY THE  SECURITIES
     AND  EXCHANGE COMMISSION OR ANY  STATE SECURITIES COMMISSION NOR HAS
       THE  SECURITIES  AND   EXCHANGE  COMMISSION   OR  ANY   STATE
            SECURITIES  COMMISSION  PASSED UPON  THE  ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                   TO THE  CONTRARY  IS A  CRIMINAL  OFFENSE.

                              -------------------

               The date of this Prospectus is            , 1995.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Commission Regional Offices: at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies can be obtained by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange.

    The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents have been filed by the Company with the Commission (File No. 1-3040) and are incorporated herein by reference:

        (1) Annual Report on Form 10-K for the year ended December 31, 1994.
        (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

        (3)_Periodic report on Form 8-K dated June 20, 1995.


    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE HEREIN, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN. REQUESTS SHOULD BE DIRECTED TO THE TREASURER, ROOM 5200, U S WEST COMMUNICATIONS, INC. 1801 CALIFORNIA STREET, DENVER, COLORADO 80202 (TELEPHONE
(303) 896-2355).

                                  THE COMPANY

    The Company is engaged in the business of providing telecommunications services in the states of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming (the "U S WEST Region"). Prior to its divestiture by American Telephone and Telegraph Company ("AT&T") on January 1, 1984, the Company was an associated company of the Bell System and a wholly owned subsidiary of AT&T. On January 1, 1984, the Company became an indirect wholly owned subsidiary of U S WEST, Inc. ("U S WEST"), one of the seven regional holding companies formed by AT&T in connection with the court-ordered divestiture by AT&T of certain portions of its 22 wholly owned operating telephone companies. Also on January 1, 1984, ownership of U S WEST passed from AT&T directly to AT&T's shareholders.

    Effective January 1, 1991, Northwestern Bell Telephone Company ("Northwestern Bell") and Pacific Northwest Bell Telephone Company ("Pacific Northwest Bell"), each an indirect, wholly owned subsidiary of U S WEST, were merged with and into the Company, formerly The Mountain States Telephone and Telegraph Company, pursuant to plans of merger (the "Merger"). All of the issued and outstanding shares of capital stock in Northwestern Bell and Pacific Northwest Bell were surrendered and cancelled pursuant to the terms of the Merger. The issued and outstanding shares of capital stock of the Company were not affected as a result of the Merger and remain outstanding.

    As a result of the Merger, the separate existences of Northwestern Bell and Pacific Northwest Bell have ceased.

    The Company, incorporated under the laws of the State of Colorado, has its principal executive offices at 1801 California Street, Denver, Colorado 80202 (telephone number (303) 896-2355).

                                USE OF PROCEEDS

    The Company intends to apply the net proceeds from the sale of the Debt Securities primarily to the repayment of a portion of its commercial paper indebtedness, though some of such proceeds may also be applied to general corporate purposes, including extensions, additions and improvements of the Company's plant. For the fiscal year ended December 31, 1994, the Company's commercial paper carried a weighted average interest cost of 4.38%.

    The Company has been making, and expects to continue to make, capital expenditures to meet the demand for telecommunications services and to further improve such services. Capital expenditures were $2.5 billion in 1994 and are planned to be approximately $2.1 billion in 1995. In 1993, the Company announced its intention to build a multimedia telecommunications network (the "Multimedia Network") capable of providing voice, data and video services to customers within the U S WEST Region. The Company began limited testing of the Multimedia Network in Omaha, Nebraska in December, 1994. A market trial will begin in 1995 in an area that will cover up to 50,000 homes. In early 1994, the Company filed applications with the Federal Communications Commission (the "FCC") to install Multimedia Network architecture in Denver, Minneapolis-St. Paul, Salt Lake City, Boise, and Portland, Oregon (collectively, the "Multimedia Applications"). However, in order to fully assess the results of the Omaha market trial and examine alternative technologies, the Company has withdrawn the Multimedia Applications. The Company plans to incorporate the results of the Omaha trial, as well as applicable new technologies, into its Multimedia Network architecture in order to develop an advanced Multimedia Network that is reponsive to the needs of customers. The Company anticipates that its capital expenditures will be financed primarily by cashflow from operations, though it may be necessary to obtain some of such capital through additional debt and/or equity investments by U S WEST.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratios of earnings to fixed charges of the Company for the periods indicated.

                                                                                                    THREE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                      MARCH 31,
                                            -----------------------------------------------------  --------------------
                                              1990       1991       1992       1993       1994       1994       1995
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
The Company...............................       4.00       3.33       3.97       2.56       5.22       5.51       5.47

    For the purpose of calculating this ratio, earnings consist of income before income taxes and fixed charges. Fixed charges include interest on indebtedness and the portion of rentals representative of the interest factor. The 1993 ratio is based on earnings before extraordinary charges associated with the decision to discontinue accounting for the operations of the Company in accordance with Statement of Financial Accounting Standard No. 71 and the early extinguishment of debt. In addition, the 1993 ratio includes a one-time restructuring charge of $880 million. Excluding the extraordinary charges and the one-time restructuring charge, the ratio of earnings to fixed charges would have been 4.55. The 1992 ratio is based on earnings before the cumulative effect of a change in accounting principles relating to post-retirement and post-employment benefits. The 1991 ratio included a $240 restructuring charge; excluding the restructuring charge, the ratio of earnings to fixed charges would have been 3.81.

                         DESCRIPTION OF DEBT SECURITIES

    The following description of the Debt Securities sets forth certain general terms and provisions to which any Prospectus Supplement may relate. The particular terms and provisions of the series of Debt Securities offered by a Prospectus Supplement and the extent to which such general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement relating to such series of Debt Securities.

    The Debt Securities are to be issued under an Indenture, dated as of April 15, 1990 and supplemented as of April 16, 1991, and as amended by the Trust Indenture Reform Act of 1990 (as supplemented and amended, the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee
("Trustee"). The following summaries of certain provisions of the Debt Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

GENERAL

    The Indenture does not limit the amount of Debt Securities which can be issued thereunder and additional debt securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by, or pursuant to a resolution of, the Company's Board of Directors or by a supplemental indenture. Reference is made to the Prospectus Supplement for the following terms of the particular series of Debt Securities being offered hereby: (i) the title of the Debt Securities of the series; (ii) any limit upon the aggregate principal amount of the Debt Securities of the series; (iii) the date or dates on which the principal of the Debt Securities of the series will mature; (iv) the rate or rates (or manner of calculation thereof), if any, at which the Debt Securities of the series will bear interest, the date or dates from which any such interest will accrue and on which such interest will be payable, and, with respect to Debt Securities of the series in registered form, the record date for the interest payable on any interest payment date; (v) the place or places where the principal of and interest, if any, on the Debt Securities of the series will be payable; (vi) any redemption or sinking fund provisions; (vii) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which will be payable upon declaration of acceleration of the maturity thereof; (viii) whether the Debt Securities of the series will be issuable in registered or bearer form or both, any restrictions applicable to the offer, sale or delivery of Debt Securities in bearer form ("bearer Debt Securities") and whether and the terms upon which bearer Debt Securities will be exchangeable for Debt Securities in registered form ("registered Debt Securities") and vice versa; (ix) whether and under what circumstances the Company will pay additional amounts on the Debt Securities of the series held by a person who is not a U.S. person (as defined below) in respect of taxes or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts; and (x) any additional provisions or other special terms not inconsistent with the provisions of the Indenture, including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Debt Securities of such series. (Sections
2.01 and 2.02.) To the extent not described herein, principal, premium, if any, and interest, if any, will be payable, and the Debt Securities of a particular series will be transferable, in the manner described in the Prospectus Supplement relating to such series.

    Each series of Debt Securities will constitute unsecured and unsubordinated indebtedness of the Company and will rank on a parity with the Company's other unsecured and unsubordinated indebtedness.

    Debt Securities of any series may be issued as registered Debt Securities or bearer Debt Securities or both as specified in the terms of the series. Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities will be issued in denominations of $1,000 and integral multiples thereof and bearer Debt Securities will not be offered, sold, resold or delivered to U.S. persons in connection with their original issuance. For purposes of this Prospectus, "U.S. person" means a citizen, national or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust which is subject to United States Federal income taxation regardless of its source of income.

    To the extent set forth in the Prospectus Supplement, except in special circumstances set forth in the Indenture, interest on bearer Debt Securities will be payable only against presentation and surrender of the coupons for the interest installments evidenced thereby as they mature at a paying agency of the Company located outside of the United States and its possessions. (Section 2.05(c).) The Company will maintain such an agency for a period of two years after the principal of such bearer Debt Securities has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax law or regulations, the Company will maintain a paying agent outside the United States and its possessions to which the bearer Debt Securities may be presented for payment and will provide the necessary funds therefor to such paying agent upon reasonable notice. (Section 2.04.)

    Bearer Debt Securities and the coupons related thereto will be transferable by delivery. (Section 2.08(e).)

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

    The specific terms of the depositary arrangement with respect to any Debt Securities of a series, to the extent they are materially different from those described herein, will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

    Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

    So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

    Principal, premium, if any, and interest payments on Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Debt Securities. Neither of the Company, the Trustee for such Debt Securities, or any paying agent for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depositary for Debt Securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

    If a Depositary for Debt Securities of a series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue Debt Securities of such series in definitive form in exchange for the Global Security or Securities representing the Debt Securities of such series. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for the Global Security or Securities representing such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities of such series are issuable as Registered Securities). Debt Securities of such series so issued in definitive form will be issued as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples of $1,000 in excess thereof if the Debt Securities of such series are issuable as Registered Securities.

EXCHANGE OF SECURITIES

    To the extent permitted by the terms of a series of Debt Securities authorized to be issued in registered form and bearer form, bearer Debt
Securities may be exchanged for an equal aggregate principal amount of registered or bearer form Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the bearer Debt Securities with all unpaid coupons relating thereto at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.08(b).) As of the date of this Prospectus, temporary United States Treasury regulations do not permit exchanges of registered Debt Securities for bearer Debt Securities and unless such regulations are modified, the terms of a series of Debt Securities will not permit registered Debt Securities to be exchanged for bearer Debt Securities.

LIENS ON ASSETS

    If at any time the Company mortgages, pledges or otherwise subjects to any lien the whole or any part of any property or assets now owned or hereafter acquired by it, except as hereinafter provided, the Company will secure the outstanding Debt Securities, and any other obligations of the Company which may then be outstanding and entitled to the benefit of a covenant similar in effect to this covenant, equally and ratably with the indebtedness or obligations secured by such mortgage, pledge or lien, for as long as any such indebtedness or obligation is so secured. The foregoing covenant does not apply (i) to the creation, extension, renewal or refunding of (a) mortgages or liens created or existing at the time property is acquired,

(b) mortgages or liens created within 180 days thereafter, or (c) mortgages or liens for the purpose of securing the cost of construction or improvement of property, or (ii) to the making of any deposit or pledge to secure public or statutory obligations or with any governmental agency at any time required by law in order to qualify the Company to conduct its business or any part thereof or in order to entitle it to maintain self-insurance or to obtain the benefits of any law relating to workmen's compensation, unemployment insurance, old age pensions or other social security, or with any court, board, commission or governmental agency as security incident to the proper conduct of any proceeding before it. Nothing contained in the Indenture prevents any entity other than the Company from mortgaging, pledging or subjecting to any lien any property or assets, whether or not acquired from the Company (Section 4.03.)

AMENDMENT AND WAIVER

    Subject to certain exceptions, the Indenture or the Debt Securities may be amended or supplemented by the Company and the Trustee with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by the amendment or supplement (with each series voting as a class), or compliance with any provision may be waived with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by such waiver (with each series voting as a class). However, without the consent of each Debt Securityholder affected, an amendment or waiver may not (i) reduce the amount of Debt Securities whose holders must consent to an amendment or waiver; (ii) change the rate of or change the time for payment of interest on any Debt Security; (iii) change the principal of or change the fixed maturity of any Debt Security; (iv) waive a default in the payment of the principal of or interest on any Debt Security; (v) make any Debt Security payable in money other than that stated in the Debt Security; (vi) impair the right to receive payment on or with respect to any Debt Security or institute suit for the enforcement of any payment on or with respect to any Debt Security; or (vii) make any change in the provisions of the Indenture concerning
(a) waiver of existing defaults (Section 6.04); (b) rights of holders to receive payment (Section 6.07); or (c) amendments and waivers with consent of holders (Section 9.02(a), third sentence). (Section 9.02.) The Indenture may be amended or supplemented without the consent of any Debt Securityholder (i) to cure any ambiguity, defect or inconsistency in the Indenture or in the Debt Securities of any series; (ii) to provide for the assumption of all the obligations of the Company under the Debt Securities and any coupons related thereto and the Indenture by any corporation in connection with a merger, consolidation, transfer or lease of the Company's property and assets substantially as an entirety, as provided for in the Indenture; (iii) to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities; (iv) to make any change that does not adversely affect the rights of any Debt Securityholder; (v) to provide for the issuance of and establish the form and terms and conditions of a series of Debt Securities or to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of Debt Securities; (vi) to add to rights of Debt Securityholders; or (vii) to secure any Debt Securities as provided under "Liens on Assets" above. (Section 9.01.)

SUCCESSOR ENTITY

    The Company may not consolidate with or merge into or be merged with, or transfer or lease its property and assets substantially as an entirety to another entity unless the successor entity is a corporation and assumes by supplemental indenture all the obligations of the Company under the Debt Securities and any coupons related thereto and the Indenture, provided, however that no Default or Event of Default shall have occurred and be continuing. Thereafter, all such obligations of the Company terminate. (Section 5.01.)

    The general provisions of the Indenture do not afford holders of the Debt Securities protection in the event of a highly-leveraged transaction, reorganization, merger or similar transaction involving the Company that may adversely affect holders of the Debt Securities.

EVENTS OF DEFAULT

    The following events are defined in the Indenture as "Events of Default" with respect to a series of Debt Securities: (i) default in the payment of interest on any Debt Security of such series for 90 days; (ii) default in the payment of the principal of any Debt Security of such series; (iii) failure by the Company for 90 days after notice to it by the Trustee or the holders of at least 25% in principal amount of all of the outstanding Debt Securities of that series to comply with any of its other agreements in the Debt Securities of such series, in the Indenture or in any supplemental indenture; and (iv) certain events of bankruptcy or insolvency. (Section 6.01.) If an Event of Default occurs with respect to the Debt Securities of any series and is continuing, the Trustee or the holders of at least 25% in principal amount of all of the outstanding Debt Securities of that series, by notice as provided in the Indenture, may declare the principal (or, if the Debt Securities of that series are original issue discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable. Upon such declaration, such principal (or, in the case of original issue discount Debt Securities, such specified amount) shall be due and payable immediately. (Section 6.02.)

    Securityholders may not enforce the Indenture or the Debt Securities, except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debt Securities. (Section 7.01(e).) Subject to certain limitations, holders of a majority in principal amount of the Debt Securities of each series affected (with each series voting as a class) may direct the Trustee in its exercise of any trust power. (Section 6.05.) The Trustee may withhold from Debt Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. (Section 7.05.)

CONCERNING THE TRUSTEE

    The Company maintains banking relationships in the ordinary course of business with the Trustee.

                              PLAN OF DISTRIBUTION

GENERAL

    The Company may sell the Debt Securities being offered hereby: (i) directly to purchasers, (ii) through agents, (iii) through underwriters, (iv) through dealers, or (v) through a combination of any such methods of sale.

    The distribution of the Debt Securities may be effected from time to time in one or more transactions either (i) at a fixed price or prices, which may be changed, (ii) at market prices prevailing at the time of sale, (iii) at prices related to such prevailing market prices, or (iv) at negotiated prices.

    Offers to purchase Debt Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement or Pricing Supplement. Unless otherwise indicated in the Prospectus Supplement or pricing supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

    The applicable Prospectus Supplement or pricing supplement thereto also will set forth certain other terms of the offering of the particular series of Debt Securities to which such Prospectus Supplement relates, including any discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers and the securities exchanges, if any, on which such series of Debt Securities will be listed.

    If an underwriter or underwriters are utilized in the sale, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public.

    If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale.

    Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with the Company, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

                                    EXPERTS

    The  consolidated financial statements  and consolidated financial statement schedule included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 are incorporated herein by reference in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given upon the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

    Certain legal matters relating to the Debt Securities will be passed upon for the Company by Stephen E. Brilz, Senior Attorney of U S WEST.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Filing Fee....................  $ 172,415
Fees and Expense of Trustee......................................     45,000*
Blue Sky Fees and Expenses.......................................     15,000*
Printing and Engraving of Debt Securities........................      5,000*
Printing and Distributing Registration Statement, Prospectus,
 Distribution Agreement and Miscellaneous Material...............     50,000*
Accountants' Fees................................................     12,500*
Legal Fees and Expenses..........................................     25,000*
Miscellaneous....................................................      7,500*
                                                                   ----------
    Total........................................................  $ 332,415*
                                                                   ----------
                                                                   ----------

- ------------------------
*Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The registrant's Bylaws provide that the Company shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an indemnified capacity, except to the extent that any such indemnification against a particular liability is expressly prohibited by applicable law or where a judgment or other final adjudication adverse to the indemnified representative establishes, or where the Company determines, that his or her acts or omissions
(i) were in breach of such person's duty of loyalty to the Company or its shareholders, (ii) were not in good faith or involved intentional misconduct or a knowing violation of law, or (iii) resulted in receipt by such person of an improper personal benefit. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution, or advancement of expenses may be entitled under any statute, certificate or articles of incorporation, agreement, contract of insurance, vote of shareholders or disinterested directors, or otherwise. The rights of indemnification and advancement of expenses provided by or granted pursuant to the Bylaws shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such a person.

    The Directors and officers of the Company are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

    Any underwriters referred to in Exhibit 1 to this registration statement will agree to indemnify the registrant's directors and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act of 1933 from information furnished to the registrant by or on behalf of such underwriter.

ITEM 16.  EXHIBITS

    Exhibits identified in parentheses below are on file with the Commission, and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic transmission.

 (1-A.)    --         Underwriting Agreement -- Basic Provisions, dated May 24, 1991 (Exhibit 1 to Form 8-K dated June 4, 1991, File No. 1-3040).
 (1-B.)    --         Distribution Agreement dated as of April 20, 1992, among the Company,
                      Salomon Brothers Inc, Goldman, Sachs & Co., and Morgan Stanley & Co.
                      Incorporated. (Exhibit 1-B to Registration Statement No. 33-47086)
 (2.)      --         Reorganization and Divestiture Agreement dated as of November 1, 1983, between American Telephone and Telegraph Company, U S WEST, Inc. and
                      certain of their affiliated companies, including, The Mountain States
                      Telephone and Telegraph Company, Northwestern Bell Telephone Company,
                      Pacific Northwest Bell Telephone Company and NewVector Communications,
                      Inc. (Exhibit 10(a) to Form 10-K for the year ended December 31, 1983.
                      File No. 1-3040).
 (4-A.)    --         Indenture dated as of April 15, 1990, between the Registrant and First
                      National Bank of Chicago, Trustee (Exhibit 4 to Registration Statement
                      No. 33-35809). The form or forms of Debt Securities with respect to each particular series of Debt Securities registered hereunder may be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
 (4-B.)    --         Form of First Supplemental Indenture dated as of April 16, 1991 between the Company and The First National Bank of Chicago, as Trustee (Exhibit
                      4a to Form 8-K dated April 16, 1991, File No. 1-3040).
 (4-C.)    --         Form of Medium-Term Note (Exhibit 4c to Form 8-K dated April 16, 1991,
                      File No. 1-3040).
 (4-D.)    --         Form of Medium-Term Note (Exhibit 4 to Form SE filed on April 10, 1992).
 (4-E.)    --         Form of Medium-Term Note (Exhibit 4-E to Registration Statement No.
                      33-49647)
 (4-F.)    --         Form of Medium-Term Note (Exhibit 4-F to Registration Statement No.
                      33-49647)
 5.        --         Opinion of Stephen E. Brilz.
(12-A.)    --         Computation of Ratio of Earnings to Fixed Charges (Exhibit 12 to Form
                      10-K for the year ended December 31, 1994. File No. 1-3040).
(12-B.)    --         Computation of Ratio of Earnings to Fixed Charges (Exhibit 12 to Form
                      10-Q for the quarter ended March 31, 1995. File No. 1-3040).
 23-A.     --         Consent of Independent Accountants.
 23-B.     --         Consent of counsel is contained in opinion of counsel filed as Exhibit 5.
 24.       --         Powers of Attorney.
 25.       --         Statement of Eligibility of Trustee.

ITEM 17.  UNDERTAKINGS

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that  the undertakings  set forth in  paragraphs (i)  and
    (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

        The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 12th day of July, 1995.


                                          U S WEST COMMUNICATIONS, INC.

                                          By            /s/ STEPHEN E. BRILZ

                                          --------------------------------------
                                                          Stephen E. Brilz
                                                          ASSISTANT SECRETARY

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.


               A. GARY AMES*
- -------------------------------------------   Principal Executive
                A. Gary Ames                   Officer; President

                                              Principal Financial
              JAMES T. HELWIG*                 Officer; Vice President
- -------------------------------------------    and Chief Financial
              James T. Helwig                  Officer

              DAVID R. LAUBE*                 Principal Accounting
- -------------------------------------------    Officer; Vice President,
               David R. Laube                  Controller and Treasurer

               A. GARY AMES*
- -------------------------------------------   Director
                A. Gary Ames

              JAMES T. HELWIG*
- -------------------------------------------   Director
              James T. Helwig

            JAMES M. OSTERHOFF*
- -------------------------------------------   Director
             James M. Osterhoff

*By          /s/ STEPHEN E. BRILZ
     ---------------------------------------
   Stephen E. Brilz, AS ATTORNEY-IN-FACT

               July 12, 1995

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                                     EXHIBIT DESCRIPTION                                           PAGE
- ---------             -----------------------------------------------------------------------------------------------     -----

 (1-A.)    --         Underwriting Agreement -- Basic Provisions, dated May 24, 1991 (Exhibit 1 to Form 8-K dated
                       June 4, 1991, File No. 1-3040)................................................................
 (1-B.)    --         Distribution Agreement dated as of April 20, 1992, among the Company, Salomon Brothers Inc,
                       Goldman, Sachs & Co., and Morgan Stanley & Co. Incorporated. (Exhibit 1-B to Registration
                       Statement No. 33-47086).......................................................................
 (2.)      --         Reorganization and Divestiture Agreement dated as of November 1, 1983, between American
                       Telephone and Telegraph Company, U S WEST, Inc. and certain of their affiliated companies, including, The Mountain States Telephone and Telegraph Company, Northwestern Bell Telephone
                       Company, Pacific Northwest Bell Telephone Company and NewVector Communications, Inc. (Exhibit
                       10(a) to Form 10-K for the year ended December 31, 1983. File No. 1-3040).....................
 (4-A.)    --         Indenture dated as of April 15, 1990, between the Registrant and First National Bank of
                       Chicago, Trustee (Exhibit 4 to Registration Statement No. 33-35809). The form or forms of Debt
                       Securities with respect to each particular series of Debt Securities registered hereunder may be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference...
 (4-B.)    --         Form of First Supplemental Indenture dated as of April 16, 1991 between the Company and The
                       First National Bank of Chicago, as Trustee (Exhibit 4a to Form 8-K dated April 16, 1991, File
                       No. 1-3040)...................................................................................
 (4-C.)    --         Form of Medium-Term Note (Exhibit 4c to Form 8-K dated April 16, 1991, File No. 1-3040)........
 (4-D.)    --         Form of Medium-Term Note (Exhibit 4 to Form SE filed on April 10, 1992)........................
 (4-E.)    --         Form of Medium-Term Note (Exhibit 4-E to Registration Statement No. 33-49647)..................
 (4-F.)    --         Form of Medium-Term Note (Exhibit 4-F to Registration Statement No. 33-49647)..................
 5.        --         Opinion of Stephen E. Brilz....................................................................
(12-A.)    --         Computation of Ratio of Earnings to Fixed Charges (Exhibit 12 to Form 10-K for the year ended
                       December 31, 1992. File No. 1-3040)...........................................................
(12-B.)    --         Computation of Ratio of Earnings to Fixed Charges (Exhibit 12 to Form 10-Q for the quarter ended September 30, 1993. File No. 1-3040)....................................................
 23-A.     --         Consent of Independent Accountants.............................................................
 23-B.     --         Consent of counsel is contained in opinion of counsel filed as Exhibit 5.
 24.       --         Powers of Attorney.............................................................................
 25.       --         Statement of Eligibility of Trustee............................................................